CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS


                                   FORM 8-K/A


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.


                         Date of Event: October 25, 2002
                        (date of earliest event reported)



                   Diversified Financial Resources Corporation
                   -------------------------------------------
                    formerly known as eLocity Networks, Inc,
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)



               000-22373                         58-2027283
               ---------                         ----------
        (Commission File Number)    (IRS Employer Identification Number)

                             26 Blue Anchor Cay Road
                             -----------------------
                    (Address of principal executive offices)

                                 (619) 575-7904
                                 --------------
              (Registrant's telephone number, including area code)





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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

On August 7, 2002, Diversified Financial Resources Corporation ("Company") acquired an eighty percent (80%) interest in Family Financial Solutions Corp. ("FFSC") pursuant to the terms and conditions of a Stock Purchase Agreement ("Agreement"), from James Cunningham, the founder, principal owner and chief executive officer of FFSC., as declared in the 8K filed on August 19, 2002. James and Jodie Cunningham pursuant to the provisions of section 9(b) of the Agreement have exercised their right to rescind the Agreement, together with the related Shareholders Agreement and Employment Contract. As a result of this recession the Company no longer has any interests in FFSC.


                                ITEM 7. Exhibits


         1. Letter canceling Agreement between the Company and James Cunningham and Jodie Cunningham in connection with the purchase of an eighty percent (80%) interest in Family Financial Solutions Corp.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Financial Resources Corporation


Signature                                                               Date



_/s/ Sandra Jorgensen                                          October 28, 2002
---------------
Sandra Jorgensen
as President and Director









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                                    Exhibit 1
                               CANCELLATION LETTER

October 25, 2002
Certified Mail

John Chapman
Sandra Jorgensen
Diversified Holdings, Inc.
5663 S. Redwood Road #1B
Taylorsville, UT 84123

Dear John and Sandra
         We the undersigned, representing all of the issued and outstanding shares of Family Financial Solutions, Inc. pursuant to the provisions of section 9(b) of the Stock Purchase Agreement, dated August 5, 2002, by and between the undersigned and Elocity Networks Corporation, AKA Diversified Holdings, Inc.,do hereby exercise our right to rescind the Stock Purchase Agreement, together with the related Shareholders Agreement and Employment Contracts.

Sincerely

/s/ James Cunningham                        /s/ Jodie Cunningham
James Cunningham                            Jodie Cunningham

The Shareholders of Family Financial Solutions, Inc.



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